UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 20, 2007

Date of Report (Date of earliest event reported)

NEW RIVER PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	000-50851	54-1816479
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1881 Grove Avenue, Radford, Virginia 24141

(Address of principal executive offices, including zip code)

(540) 633-7978

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 20, 2006, New River Pharmaceuticals Inc. (the “Company”), Shire plc (“Parent”) and Shuttle Corporation, an indirect wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement of Merger (the “Merger Agreement”).

Subject to the terms and conditions of the Merger Agreement, (i) Merger Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $64.00 per share of Common Stock in cash (such purchase price per share of Common Stock, or greater purchase price per share of Common Stock at which shares of Common Stock are purchased in the Offer, the “Offer Price”) and (ii) following consummation of the Offer, Merger Sub will be merged (the “Merger”) with and into the Company, with each outstanding share of Common Stock (other than shares of Common Stock owned by any wholly-owned subsidiary of the Company, by Parent or Merger Sub or by any direct or indirect wholly-owned subsidiary of Parent, and shares as to which appraisal rights have been properly exercised and not withdrawn in accordance with the applicable provisions of the Virginia Stock Corporation Act) being converted into the right to receive the Offer Price in cash, without interest thereon. The Company will survive the Merger as an indirect wholly-owned subsidiary of Parent. Any unexercised options or stock appreciation rights to purchase shares of Common Stock outstanding immediately prior to the effective time of the Merger will, at the effective time of the Merger, automatically be cancelled and the holder thereof will be entitled to receive an amount in cash equal to the excess, if any, of the Offer Price over the per share exercise price of such option or stock appreciation right, multiplied by the number of shares of Common Stock issuable upon exercise of such option or subject to such stock appreciation right.

Subject to the terms and conditions of the Merger Agreement, the Company has granted to Parent a one-time option, which may only be exercised within 10 business days after consummation of the Offer or the expiration of any subsequent offering period, as applicable, to acquire from the Company at a price per share equal to the Offer Price (which may be paid in cash or with a one-year promissory note) up to an additional number of shares of Common Stock such that immediately after the issuance of those additional shares, Merger Sub will own 90% of the outstanding shares of Common Stock on a fully-diluted basis (the “Top-Up Option”). The Top-Up Option is exercisable only if Merger Sub purchases in the Offer a number shares of Common Stock such that it owns less than 90% of the shares of Common Stock on a fully-diluted basis. The Top-Up Option may not be exercised to the extent the number of shares of Common Stock issuable upon exercise of the Top-Up Option would require approval of the Company’s shareholders under the rules of the Nasdaq Stock Market or would exceed the number of authorized but unissued shares of Common Stock, or if any law or order of a governmental authority would prohibit or require any consent from, or any action by or filing with or notification to, any governmental authority or the Company’s shareholders, in connection with the exercise of the Top-Up Option or the delivery of shares of Common Stock in respect of such an exercise, which has not already been obtained. If the Top-Up Option is exercised by Merger Sub (resulting in Merger Sub owning 90% or more of the outstanding shares of Common Stock), Merger Sub will be able to effect, subject to the terms and conditions of the Merger Agreement, a short-form merger under the Virginia Stock Corporation Act.

In addition, pursuant to the terms of the Merger Agreement, effective upon the purchase of shares of Common Stock pursuant to the Offer, Parent will be entitled to designate a number of directors, rounded up to the next whole number, on the Company’s Board of Directors and Board committees equal to the product of (i) the total number of directors on the Company’s Board of Directors or Board committee, as applicable, and (ii) the percentage that the number of shares of Company Common Stock beneficially owned by Parent and/or Merger Sub bears to the number of shares of Common Stock then outstanding.

The Company and Parent have made customary representations, warranties and covenants in the Merger Agreement. In the Merger Agreement, the Company has covenanted not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Consummation of the Offer is subject to certain conditions, including approval of the acquisition and an amendment to Parent’s articles of association by Parent’s shareholders, the tender of a majority of the shares of Common Stock on a fully-diluted basis, the expiration or earlier termination of the Hart-Scott-Rodino waiting period, and other customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that if the Merger Agreement is terminated under certain circumstances, the Company or Parent may be required to pay the other a termination fee of $70 million and reimburse the other for documented out-of-pocket transaction-related expenses of up to $8 million in the aggregate.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement governs the contractual rights between the parties in relation to the Offer and Merger. The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Parent or the Company in Parent’s or the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Parent or the Company. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which Merger Sub may have the right not to consummate the Offer, or a party may have the right to terminate the Merger Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders.

*****

The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell Common Stock. Investors and security holders are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer described in this report when they become available because they will contain important information. The tender offer statement will be filed by Merger Sub with the SEC, and the solicitation/recommendation statement will be filed by the Company with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by Parent or the Company with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials may be obtained for free by directing such requests to Parent at Hampshire International Business Park, Chineham, Basingtoke, Hampshire, England RG24 8EP, attention: Investor Relations. The solicitation/recommendation statement and such other documents may be obtained by directing such requests to the Company at 1881 Grove Avenue, Radford, Virginia 24141, attention: Director of Corporate Communications.

Item 8.01.	Other Events

Randal J. Kirk, the Company’s Chairman of the Board, President and Chief Executive Officer, and certain entities controlled by him (each, a “Signing Shareholder”), have entered into a Tender and Support Agreement, dated as of February 20, 2007, with Parent (the “Tender Agreement”). Pursuant to the Tender Agreement, each Signing Shareholder has agreed to validly tender or cause to be tendered in the Offer all shares of Common Stock beneficially owned by such Signing Shareholder pursuant to and in accordance with the terms of the Offer no later than 17 business days after commencement of the Offer. In addition, pursuant to the Tender Agreement, each Signing Shareholder has agreed that during the period beginning on the date of the Tender Agreement and ending on the earlier of (a) the consummation of the Merger, (b) the termination of the Tender Agreement by mutual agreement, and (c) the termination of the Merger Agreement in accordance with its terms (the “Agreement Period”), each Signing Shareholder shall at any meeting of the Company’s shareholders vote its shares of Common Stock in favor of adoption of the Merger Agreement. The Tender Agreement will automatically terminate at the end of the Agreement Period.

The shares of Common Stock currently owned by such Signing Shareholders represent in the aggregate a majority of the currently outstanding shares of Common Stock. A copy of the form of Tender Agreement is included as Exhibit A to Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Tender Agreement does not purport to be complete and is qualified in its entirety by reference to the Tender Agreement.

On February 20, 2007, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of February 20, 2007, by and among Shire plc, Shuttle Corporation and New River Pharmaceuticals Inc., including the form of Tender and Support Agreement, dated as of February 20, 2007, by and among Shire plc, Randal J. Kirk, Kirkfield, L.L.C., New River Management II, LP, New River Management III, LP, RJK, L.L.C., Third Security Staff 2001 LLC, Randal J. Kirk (2000) Limited Partnership, Trust under R.J. Kirk Declaration of Trust, dated March 29, 2000, between Randal J. Kirk, as settlor, and Randal J. Kirk, as trustee, and Lotus Capital (2000) Company Inc. as Exhibit A and the Plan of Merger as Exhibit B thereto.

Exhibit 99.1	Press Release issued by New River Pharmaceuticals Inc. on February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2007	NEW RIVER PHARMACEUTICALS INC.

	By	/s/ Randal J. Kirk
Randal J. Kirk
Chairman of the Board, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 20, 2007, by and among Shire plc, Shuttle Corporation and New River Pharmaceuticals Inc., including the form of Tender and Support Agreement, dated as of February 20, 2007, by and among Shire plc, Randal J. Kirk, Kirkfield, L.L.C., New River Management II, LP, New River Management III, LP, RJK, L.L.C., Third Security Staff 2001 LLC, Randal J. Kirk (2000) Limited Partnership, Trust under R.J. Kirk Declaration of Trust, dated March 29, 2000, between Randal J. Kirk, as settlor, and Randal J. Kirk, as trustee, and Lotus Capital (2000) Company Inc. as Exhibit A and the Plan of Merger as Exhibit B thereto.

99.1	Press Release issued by New River Pharmaceuticals Inc. on February 20, 2007.